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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earlies event reported): July 16, 2025

GROOVE BOTANICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-23476	84-1168832
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

310 Fourth Avenue South, Suite 7000, Minneapolis, MN	554415
Address of principal office executive offices	Zip Code

Registrant’s telephone number, including area code: 612-315-5068

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report

On July 16, 2025, we filed our annual report for the fiscal year ended March 31, 2025 on Form 10-K (the “Original Report”). We filed the Original Report without the written consent of our auditors and therefore the Original Report should not be relied upon.

On August 15, 2025, we filed an amendment to our annual report on Form 10-K/A for the fiscal year ended March 31, 2025, upon receipt of the written consent of our auditors to publish their report contained therein.

The Company’s board of directors, acting as audit committee, provided a copy of this Current Report on Form 8-K and discussed the disclosed matters with its independent registered public accounting firm, M.S. Madhava Rao, Chartered Accountant, prior to its filing with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROOVE BOTANICALS INC.
Date: August 19, 2025	By: /s/ Kent Rodriguez Chief Executive Officer